UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 18, 2026

Picard Medical, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-42801	86-3212894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1992 E Silverlake Tucson AZ, 85713
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (520) 545-1234

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PMI	The NYSE American, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 17, 2026, Patrick NJ Schnegelsberg notified Picard Medical, Inc. (the "Company") of his decision to step down as Chief Executive Officer and as a member of the Board of Directors of the Company (the "Board"), effective June 18, 2026 (the "Separation Date"), in connection with a planned leadership transition. Mr. Schnegelsberg's departure was not the result of any disagreement with the Company on any matter relating to its operations, policies, or practices. The Board thanks Mr. Schnegelsberg for his service and his contributions during a formative period for the Company.

The Board appointed Richard Fang, Ph.D., 60, as the Company’s Interim Chief Executive Officer, effective as of the Separation Date. Dr. Fang, former Chief Executive Officer and current Chairman of the Board, will serve as Interim Chief Executive Officer until a permanent successor has been appointed by the Board, and will continue to serve in his current role as Chairman. Dr. Fang served as the Chief Executive Officer from September 2021 until July 2023. Dr. Fang has served as a member of the Board since September 2021.

Dr. Fang is a founder and managing partner of Hunniwell Lake Ventures LLC, a med-tech focused venture capital firm founded in 2019. In 2005, Dr. Fang founded Reach Surgical, a minimally invasive surgical instruments company in California. He directed the growth and international expansion of Reach Surgical over a 15-year period, building a globally recognized brand presence across six continents. During that period, Dr. Fang managed the end-to-end lifecycle of three product lines and dozens of SKUs. His tenure with Reach Surgical culminated in the recent sale of the company to a private equity buyer. In addition, Dr. Fang has over 20 years of hands-on expertise as a medical device industry professional, with a proven track record of success across the United States, including Johnson & Johnson. He has an MBA from the University of Cincinnati and a Ph.D. in Physics from Purdue University in Indianapolis.

There are no arrangements or understandings between Dr. Fang and any other persons pursuant to which he was selected as Interim Chief Executive Officer. Dr. Fang will receive an annual salary of $400,000 while he serves as Interim Chief Executive Officer. The information required to be disclosed under Item 404(a) of Securities and Exchange Commission Regulation S-K with respect to Dr. Fang is incorporated herein by reference from the disclosure included under the caption “Certain Relationships and Related Transactions” in the Registrant's preliminary Proxy Statement relating to the Registrant's 2026 Annual Meeting of Shareholders, which was filed with the SEC on June 12, 2026.

Item 7.01. Regulation FD Disclosure.

On June 24, 2026, Picard Medical, Inc. (the “Company”) issued a press release (the “Press Release”) announcing the leadership transition. A copy of the Press Release is furnished as Exhibit 99.1 and incorporated by reference herein.

The information in this report and the exhibits attached hereto shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being furnished herewith:

Exhibit No.	Description
99.1	Picard Medical Announces Leadership Transition Press Release dated June 24, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Picard Medical, Inc.

By:	/s/ Georgina Smith
Name:	Georgina Smith
Title:	Chief Accounting Officer

Dated: June 24, 2026

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